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                                                                     Exhibit 5.1

                      [Letterhead of Debevoise & Plimpton]


December 12, 2002

The Phoenix Companies, Inc.
One American Row
Hartford, Connecticut  06102-5056

                           THE PHOENIX COMPANIES, INC.
                       REGISTRATION STATEMENT ON FORM S-3
                              (FILE NO. 333-101629)

Ladies and Gentlemen:

      We have acted as special counsel to The Phoenix Companies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (as amended, the "Registration Statement"), including a preliminary prospectus (the "Base Prospectus") relating to the public offering of up to $750,000,000 aggregate amount of (i) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), (ii) senior debt securities of the Company (the "Senior Debt Securities"), to be issued pursuant to a senior indenture (the "Senior Indenture") to be entered into between the Company and SunTrust Bank as trustee (together with any successor or additional trustee named under the Senior Indenture, the "Senior Trustee"), (iii) subordinated debt securities of the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), to be issued pursuant to a subordinated indenture (the "Subordinated Indenture") to be entered into between the Company and SunTrust Bank as trustee (together with any successor or additional trustee named under the Subordinated Indenture, the "Subordinated Trustee"), (iv) shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), (v) depositary shares representing fractional interests in Debt Securities or shares of Preferred Stock (the "Depositary Shares"), (vi) warrants representing rights to purchase Debt Securities, shares of Preferred Stock or shares of Common Stock (the "Warrants") pursuant to one or more warrant agreements (the "Warrant Agreements"), (vii) stock purchase contracts representing rights to purchase shares of Common Stock or Preferred Stock (the "Stock Purchase Contracts") and (viii) stock purchase units representing ownership of Stock Purchase Contracts and Debt Securities or debt obligations of third parties (the "Stock Purchase Units").

      In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
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The Phoenix Companies, Inc.            2                       December 12, 2002



      Based upon the foregoing, we are of the following opinion:

            1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

            2. When (a) the Registration Statement has become effective under the 1933 Act, (b) the terms of the issuance and sale of shares of Common Stock have been duly authorized by all necessary corporate action of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, and (c) certificates for such shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement, Warrants, Warrant Agreements or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof (the "Board of Directors"), such shares of Common Stock will be validly issued, fully paid and non-assessable.

            3. When (a) the Registration Statement has become effective under the 1933 Act, (b) the issuance, execution and delivery of (i) a supplemental indenture to the Senior Indenture (the "Senior Supplemental Indenture") and (ii) the Senior Debt Securities have been duly authorized by all necessary corporate action of the Company, and (c) the Senior Supplemental Indenture has been duly executed and delivered by the Company and the Senior Trustee and the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of the Senior Indenture and the Senior Supplemental Indenture and any underwriting agreement, Warrants or Warrant Agreements relating thereto, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will constitute valid and binding obligations of the Company.

            4. When (a) the Registration Statement has become effective under the 1933 Act, (b) the issuance, execution and delivery of (i) a supplemental indenture to the Subordinated Indenture (the "Subordinated Supplemental
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The Phoenix Companies, Inc.            3                       December 12, 2002


            Indenture") and (ii) the Subordinated Debt Securities have been duly authorized by all necessary corporate action of the Company, and (c) the Subordinated Supplemental Indenture has been duly executed and delivered by the Company and the Subordinated Trustee and the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of the Subordinated Indenture and the Subordinated Supplemental Indenture, and any underwriting agreement, Warrants or Warrant Agreements relating thereto, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will constitute valid and binding obligations of the Company.


            5. When (a) the Registration Statement has become effective under the 1933 Act, (b) the terms of the Preferred Stock have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation and the terms of the issuance and sale of shares of Preferred Stock have been authorized by all necessary corporate action of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (c) a certificate of designation fixing and determining the terms of such Preferred Stock has been duly filed with the Secretary of the State of Delaware and (d) certificates for such shares of Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement, Warrants, Warrant Agreements or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.


            6. When (a) the Registration Statement has become effective under the 1933 Act, (b) the terms of the Depositary Shares and of their issuance and sale have been duly authorized by all necessary corporate action of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (c) the Depositary
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The Phoenix Companies, Inc.            4                       December 12, 2002


      Agreement or Agreements relating to the Depositary Shares and the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the "Depositary"), (d) (i) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 5 above or
      (ii) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 3 or 4 above, as the case may be, and, in the case of either
      (i) or (ii), deposited with the Depositary under the applicable deposit agreement (the "Deposit Agreement"), and (e) the Depositary Receipts have been duly executed, countersigned, registered and delivered against the deposit of the shares of Preferred Stock or the Debt Securities, as the case may be, relating to the Depository Shares, as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of the Deposit Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

            7. When (a) the Registration Statement has become effective under the 1933 Act, (b) the terms of the Warrants and the terms of the issuance and sale thereof have been duly authorized by all necessary corporate action of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (c) the Warrant Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and any warrant agent appointed by the Company and (d) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company.

            8. When (a) the Registration Statement has become effective under the 1933 Act, (b) the terms of the Stock Purchase Contracts and the Stock Purchase Units and the terms of the issuance and sale thereof have been duly authorized by all necessary corporate action of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of
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The Phoenix Companies, Inc.            5                       December 12, 2002


      any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, and (c) the Stock Purchase Contracts and the Stock Purchase Units have been validly executed and delivered by the Company as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Contracts and the Stock Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company.

            9. If the Debt Securities are exchangeable or convertible into Common Stock, when (a) the Registration Statement has become effective under the 1933 Act, (b) the terms of the issuance of the Common Stock have been duly authorized by all necessary corporate action of the Company and
      (c) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Senior Supplemental Indenture or Subordinated Supplemental Indenture, as the case may be, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

      The opinions set forth above are subject to the following additional qualifications and assumptions:


      (a) In rendering the opinion set forth in paragraph 1 above concerning the valid existence and good standing of the Company, we have relied exclusively on a good standing certificate of the Secretary of the State of Delaware.


      (b) Our opinions in paragraphs 3, 4, 7 and 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or in equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality.
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The Phoenix Companies, Inc.            6                       December 12, 2002

      (c) The opinions set forth in paragraphs 1 through 9 above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, as currently in effect.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Base Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                     Very truly yours,

                                     /s/ Debevoise & Plimpton